Exhibit B

AMENDMENT NO. 3

TO

VOTING AGREEMENT

This AMENDMENT NO. 3 TO VOTING AGREEMENT (this “Amendment”) is made and entered into as of this 11th day of January, 2016, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), Clean Energy Capital, LLC, a Delaware limited liability company (“CEC”), Hawkeye Energy Holdings, LLC, a Delaware limited liability company (“Hawkeye”), Ethanol Capital Partners, L.P., Series J, a Delaware limited partnership (“Series J”), Ethanol Capital Partners, L.P., Series L, a Delaware limited partnership (“Series L”), Ethanol Capital Partners, L.P., Series N, a Delaware limited partnership (“Series N”), Ethanol Capital Partners, L.P., Series O, a Delaware limited partnership (“Series O”), Ethanol Capital Partners, L.P., Series P, a Delaware limited partnership (“Series P”), Ethanol Capital Partners, L.P., Series Q, a Delaware limited partnership (“Series Q”), Ethanol Capital Partners, Series R, L.P., a Delaware limited partnership (“Series R”), Ethanol Capital Partners, Series T, L.P., a Delaware limited partnership (“Series T”), South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”), and each of the undersigned directors (the “Directors”) of the Company. The Company, CEC, Hawkeye, Series J, Series L, Series N, Series O, Series P, Series Q, Series R, Series T, SDWG and Directors are collectively referred to herein as the “Parties.”

RECITALS

A. The Company, Hawkeye, Ethanol Investment Partners, LLC, a Delaware limited liability company (“EIP”), Series R, Series T, Tennessee Ethanol Partners, LP, a Delaware limited partnership (“TEP”), SDWG, and the Directors are parties to that certain Voting Agreement dated as of August 28, 2009, as amended by that certain Amendment No. 1 to Voting Agreement dated April 7, 2010 (the “Original Voting Agreement”). Capitalized terms not used herein but not otherwise defined have the meaning given to them in the Original Voting Agreement.

B. The Parties, Ethanol Capital Partners, L.P., Series E, a Delaware limited partnership (“Series E”), Ethanol Capital Partners, L.P., Series H, a Delaware limited partnership (“Series H”), Ethanol Capital Partners, L.P., Series I, a Delaware limited partnership (“Series I”) and Ethanol Capital Partners, L.P., Series S, a Delaware limited partnership (“Series S”), agreed to amend the Voting Agreement further pursuant to that certain Amendment No. 2 to Voting Agreement dated January 12, 2015.

C. On May 26, 2015, the term of Series E expired, and effective July 1, 2015, in connection with the liquidation thereof, Series E distributed 591,268 units of membership interests in the Company it beneficially owned (the “Units”) pro rata to its limited partners (the “Series E Unit Distribution”).

D. On July 31, 2015, the term of Series H expired, and effective October 1, 2015, in connection with the liquidation thereof, Series H distributed 226,247 Units pro rata to its limited partners (the “Series H Unit Distribution”).

E. On July 31, 2015, the term of Series I expired, and effective October 1, 2015, in connection with the liquidation thereof, Series I distributed 249,234 Units pro rata to its limited partners (the “Series I Unit Distribution”).

F. On September 5, 2015, the term of Series S expired, and effective January 1, 2016, in connection with the liquidation thereof, Series S distributed 94,391 Units pro rata to its limited partners (the “Series S Unit Distribution”).

G. The Parties desire to remove Series E, Series H, Series I and Series S as parties to the Voting Agreement.

H. Series J, Series L, Series N, Series O, Series P, Series Q, Series R and Series T (each, a “Series Party” and collectively, the “Series Parties”) each have limited terms of duration, and the Parties heretofore desire to consent to any future distributions of Units to limited partners upon dissolution of any such Series Party (the “Dissolution Distributions”), waive transfer restrictions with respect to such Dissolution Distributions and acknowledge in advance the Series Parties’ automatic removal as parties to this agreement upon the expiration of a Series Party’s term (as to any Series Party, such date of dissolution a “Series Party Dissolution Date”).

I. The Parties desire to amend the Original Voting Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1.	Removal of Parties.

a. By execution of this Amendment, the Parties hereto hereby acknowledge and agree that, effective as of July 1, 2015, Series E shall be deemed to no longer be a party to the Original Voting Agreement.

b. By execution of this Amendment, the Parties hereto hereby acknowledge and agree that, effective as of October 1, 2015, Series H shall be deemed to no longer be a party to the Original Voting Agreement.

c. By execution of this Amendment, the Parties hereto hereby acknowledge and agree that, effective as of October 1, 2015, Series I shall be deemed to no longer be a party to the Original Voting Agreement.

d. By execution of this Amendment, the Parties hereto hereby acknowledge and agree that, effective as of January 1, 2016, Series S shall be deemed to no longer be a party to the Original Voting Agreement.

e. By execution of this Amendment, the Parties hereby acknowledge and agree that, effective as of a Series Party Dissolution Date, the Series Party whose term has automatically terminated, triggering the dissolution of such Series Party, shall automatically be deemed to no longer be a party of the Original Voting Agreement.

2.	Amendments.

The Original Voting Agreement is hereby amended as follows:

a. The Preamble is hereby amended and restated in its entirety to read as follows:

This Amended Voting Agreement (this “Agreement”) is made and entered into as of this 11th day of January, 2016, by and among (i) Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), (ii) Clean Energy Capital, LLC (f/k/a Ethanol Capital Management, LLC), a Delaware limited liability company (“CEC”), (iii) Hawkeye Energy Holdings, LLC, a Delaware limited liability company (“Hawkeye”), (iv) Ethanol Capital Partners, L.P., Series J, a Delaware limited partnership (“Series J”), (v) Ethanol Capital Partners, L.P., Series L, a Delaware limited partnership (“Series L”), (vi) Ethanol Capital Partners, L.P., Series N, a Delaware limited partnership (“Series N”), (vii) Ethanol Capital Partners, L.P., Series O, a Delaware limited partnership (“Series O”), (viii) Ethanol Capital Partners, L.P., Series P, a Delaware limited partnership (“Series P”), (ix) Ethanol Capital Partners, L.P., Series Q, a Delaware limited partnership (“Series Q”), (x) Ethanol Capital Partners, Series R, L.P., a Delaware limited partnership (“Series R”), (xi) Ethanol Capital Partners, Series T, L.P., a Delaware limited partnership (“Series T” and together with CEC, Series J, Series L, Series N, Series O, Series P, Series Q and Series R, the “Partners”), and each of Hawkeye and Partners, an “Investor”), South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”), and each of the undersigned directors (the “Directors”) of the Company. The Company, Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Parties.” Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Members.”

3.	Consent and Waiver

a. Section 1.8 of the Original Voting Agreement provides, in pertinent part, that the Members agree that (i) any Person to whom any Member transfers any Units shall be bound by the provisions of the Original Voting Agreement if the transferee were originally a party hereto, subject to certain limited exceptions, and that (ii) any attempted transfer in violation of Section 1.8 shall be null and void.

b. In light of the foregoing, and consistent with past practices, the Parties wish to waive the transfer restrictions set forth in Section 1.8 of the Original Voting Agreement and consent to the recent Series E, Series H, Series I and Series S Unit Distributions and any future Dissolution Distribution;

c. The Parties waive the transfer restrictions set forth in Section 1.8 of the Original Voting Agreement for:

i. the limited partners of Series E who received Units held by Series E in connection with the Series E Unit Distribution,

ii. the limited partners of Series H who received Units held by Series H in connection with the Series H Unit Distribution,

iii. the limited partners of Series I who received Units held by Series I in connection with the Series I Unit Distribution,

iv. the limited partners of Series S who received Units held by Series S in connection with the Series S Unit Distribution, and

v. the limited partners of any Series Party who will receive Units held by that Series Party in connection with any future Dissolution Distribution.

d. The Parties hereby irrevocably and unconditionally:

i. consent to the Series E Unit Distribution;

ii. consent to the Series H Unit Distribution;

iii. consent to the Series I Unit Distribution;

iv. consent to the Series S Unit Distribution;

v. consent to all future Dissolution Distributions;

e. The Parties waive the transfer restrictions set forth in Section 1.8 of the Original Voting Agreement for

i. those limited partners of Series E who received Units in connection with the Series E Unit Distribution with respect to the Units received,

ii. those limited partners of Series H who received Units in connection with the Series H Unit Distribution with respect to the Units received,

iii. those limited partners of Series I who received Units in connection with the Series I Unit Distribution with respect to the Units received,

iv. those limited partners of Series S who received Units in connection with the Series S Unit Distribution with respect to the Units received, and

v. those limited partners of any Series Party who receive Units in connection with a Dissolution Distribution with respect to the Units received.

f. The Parties acknowledge that the limited partners of Series E, Series H, Series I and Series S or the limited partners of any Series Party that makes a Dissolution Distribution will not be a party to, or subject to in any way, the Original Voting Agreement or this Amendment with respect to the Units received, and that the Units received by these limited partners will no longer be shares held by “Affiliates” and aggregated pursuant to Section 1.7 of the Original Voting Agreement.

4.	Governing Law.

This Amendment shall be governed by and construed in accordance with the Limited Liability Company Act of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

5.	Counterparts.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile or electronic signature via a .pdf document and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	Miscellaneous.

Except as specifically amended herein, the Original Voting Agreement shall remain in full force and effect. Any reference to this “Amendment” shall include the Recitals set forth in the beginning of this Amendment.

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In witness whereof, the Parties hereto have executed this Amendment No. 3 to the Voting Agreement on the date first above written.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Name:	Richard R. Peterson
Title:	Chief Executive Officer

CLEAN ENERGY CAPITAL, LLC

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES J, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES L, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES N, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES O, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES P, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES Q, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES R, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

ETHANOL CAPITAL PARTNERS, SERIES T, LP
By:	Clean Energy Capital, LLC
Title:	General Partner

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Title:	Manager

HAWKEYE ENERGY HOLDINGS, LLC

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Director

SOUTH DAKOTA WHEAT GROWERS ASSOCIATION

By:	/s/ Dale Locken
Name:	Dale Locken
Title:	CEO/Treasurer

DIRECTORS:

/s/ Scott A. Brittenham	/s/ Troy L. Otte
Name: Scott A. Brittenham	Name: Troy L. Otte
Title: Director	Title: Director

/s/ J D Schlieman	/s/ Richard R. Peterson
Name: J D Schlieman	Name: Richard R. Peterson
Title: Director	Title: Director

/s/ Joshua M. Nelson	/s/ Charles Miller
Name: Joshua M. Nelson	Name: Charles Miller
Title: Director	Title: Director